SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2002

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction incorporation)	(Commission of File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive officers) (zip)

Registrant’s telephone number, including area code (908) 766-5000

None

(Former names or former address, if change since last report.)

FORM 8-K/A No. 1

This Form 8-K/A No. 1 amends the Current Report on Form 8-K of Hooper Holmes, Inc, filed with the Securities and Exchange Commission on November 8, 2002, to update and file the financial statements and pro forma financial information required by Item 7 of form 8-K.

Item 7.    Financial Statements and Exhibits.

(a) Financial statements of business acquired

Filed as a part of this report are the following financial statements for “684” Associates, LTD., doing business as D & D Associates (“D & D”): (i) audited balance sheet as of December 31, 2001; (ii) audited statement of income for the year ended December 31, 2001; (iii) audited statement of cash flows for the year ended December 31, 2001; (iv) notes to the audited financial statements as of December 31, 2001; and (v) the report of KPMG LLP, independent auditors.

Also filed as a part of this report are the following financial statements of D & D: (i) unaudited balance sheet as of September 30, 2002, (ii) unaudited statement of income for the nine months ended September 30, 2002, (iii) unaudited statement of cash flows for the nine months ended September 30, 2002; and (iv) notes to the unaudited financial statements as of September 30, 2002.

(b) Pro forma financial information

The following unaudited pro forma condensed consolidated financial statements are attached hereto:

(i)	Unaudited pro forma condensed consolidated statement of income for the nine-month period ended September 30, 2002, and the year ended December 31, 2001.

(ii)	Notes to unaudited pro forma condensed consolidated statements of income.

(iii)	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2002 and notes thereto.

(c) Exhibits

23.1 Consent of KPMG LLP

“684” ASSOCIATES, LTD, DBA D&D ASSOCIATES

Audited Financial Statements

Year ended December 31, 2001
With Report of Independent Auditors

Independent Auditors’ Report

The Board of Directors and Stockholders of
684 Associates, Ltd
D/B/A D & D Associates:

We have audited the accompanying balance sheet of 684 Associates, Ltd. D/B/A D & D Associates (the Company) as of December 31, 2001, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

KPMG LLP

Melville, New York
October 24, 2002

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Balance Sheet

December 31, 2001

Assets
Current assets:
Cash and cash equivalents	$4,884
Accounts receivable, net of allowance for doubtful accounts of $100,000	2,618,604
Prepaid expenses	1,955

Total current assets	2,625,443
Property, equipment, and leasehold improvements—at cost, less accumulated depreciation and amortization of $132,982	435,698

$3,061,141

Liabilities and Stockholder’s Equity
Current liabilities:
Cash overdraft	$307,142
Bank line of credit	255,000
Current maturities of capital lease obligation	17,065
Accounts payable	1,525,535
Accrued expenses	212,757

Total current liabilities	2,317,499
Long-term capital lease obligation, net of current maturities	24,717

Total liabilities	2,342,216

Commitments and contingencies (note 7)
Stockholder’s equity:
Common stock, no par value; 200 shares authorized, issued and outstanding	10
Retained earnings	718,915

718,925

$3,061,141

See accompanying notes to financial statements.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Statement of Income

Year ended December 31, 2001

Revenues	$24,984,809

Cost of revenues	16,266,033

Gross profit	8,718,776

Selling, general, and administrative expenses, including related party rental expense of $240,000	7,512,307

Operating income	1,206,469

Other income (expense):
Interest income	12,605
Interest expense	(9,902)

Net earnings	$1,209,172

See accompanying notes to financial statements.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Statement of Cash Flows

Year ended December 31, 2001

Cash flows from operating activities:
Net earnings	$1,209,172
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	74,453
Changes in operating assets and liabilities:
Increase in accounts receivable	(592,132)
Decrease in prepaid expenses and other current assets	3,508
Increase in accounts payable and accrued expenses	597,363

Net cash provided by operating activities	1,292,364

Cash flows from investing activities:
Acquisitions of property and equipment	(80,185)

Net cash used in investing activities	(80,185)

Cash flows from financing activities:
Increase in cash overdraft	115,995
Net repayments on bank line of credit	(34,875)
Payments made under capital lease obligation	(3,798)
Stockholder distributions	(1,314,673)

Net cash used in financing activities	(1,237,351)

Net decrease in cash and cash equivalents	(25,172)
Cash and cash equivalents at beginning of year	30,056

Cash and cash equivalents at end of year	$4,884

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$9,434
Supplemental schedule of noncash financing and investing activities:
Equipment acquired under capital lease	$45,580

See accompanying notes to financial statements.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Notes to Financial Statements

December 31, 2001

(1)	Description of Business

The Company provides independent medical evaluations, peer reviews, radiological reviews, and related services. The Company’s network of medical professionals conducts physical examinations primarily for insurance companies, law firms, and self-insured companies located in the metropolitan New York area. Information gathered in these activities is used by its customers to assess risks and make decisions. The Company is subject to certain risks and uncertainties as a result of changes that could occur in the insurance industry, and in the Company’s customer base.

(2)	Summary of Significant Accounting Policies

(a)	Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities at the date of purchase of less than 90 days to be cash equivalents.

(b)	Revenue Recognition

Revenues connected with independent medical evaluations, peer reviews, and radiological reviews are recognized when the examination and related reports are complete. The Company does not record any deferred revenue. The Company does not enter into any multi-element revenue arrangements.

(c)	Fair Value of Financial Instruments

The carrying values of financial instruments principally accounts receivable, accounts payable, and accrued expenses at December 31, 2001, approximates fair value due to the short maturity of these instruments and their expected realization or, in the case of the revolving line of credit approximates fair value as it bears interest at prime plus 1%. The Company’s capital lease obligation also approximates fair value based on the current rates offered to the Company for debt of a similar maturity.

(d)	Concentration of Credit Risk

The Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral. As of December 31, 2001, exposure to losses on receivables was not material due to the nature of the Company’s customer base. The Company’s accounts receivable are due primarily from major insurance companies. The Company monitors its exposure for credit losses on an ongoing basis.

For the period ended December 31, 2001, one customer accounted for 73% of the Company’s accounts receivable and 80% of its revenues.

(e)	Long-Lived Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment would be recorded in circumstances where undiscounted cash flows expected to be

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Notes to Financial Statements

December 31, 2001

generated by an asset are less than the carrying value of that asset. The Company has performed a review of its long-lived assets using various valuation factors, principally discounted cash flows and has determined that no impairment of the respective carrying values has occurred as of December 31, 2001.

(f)	Property, Equipment, and Leasehold Improvements

Property, equipment, and leasehold improvements are carried at cost. Depreciation and amortization are computed using the straight-line method over the assets estimated useful lives, or in the case of leasehold improvements, the lesser of the lease term or the estimated useful life. The cost of maintenance and repairs is charged to income as incurred. Significant renewals and betterments are capitalized.

(g)	Comprehensive Income

The Company complies with the provisions of SFAS No. 130 Reporting Comprehensive Income, which established the reporting of comprehensive income and its components. The Company’s operations did not give rise to items includable in comprehensive income that were not already included in net income. Accordingly, the Company’s comprehensive income is the same as its net income for the period presented.

(h)	Derivative Instruments

On January 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended by SFAS No. 138, was effective for all fiscal years beginning after June 15, 2000 and did not require retroactive restatement of prior period financial statements. This statement requires the recognition of all derivative instruments as either assets or liabilities in the balance sheet measured at fair value. Derivative instruments are recognized as gains or losses in the period of change. If certain conditions are met where the derivative instrument has been designated as a fair value hedge, the hedge items are marked to market through earnings, thus creating an offset. If the derivative is designed and qualifies as a cash flow hedge, the changes in fair value of the derivative instrument are recorded in accumulated comprehensive income in stockholder’s equity. The impact of adoption did not have an effect on the Company’s, results of operations, cash flows, or financial position as the Company presently does not have any derivative instruments.

(i)	Income Taxes

The Company has elected to be taxed as a subchapter S corporation for federal and certain state income tax purposes. In accordance with federal and state income tax regulations the earnings of subchapter S corporations are taxed directly to the individual owners in proportion to their ownership interests. Therefore, no provision for federal and state income taxes has been presented in the

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Notes to Financial Statements

December 31, 2001

financial statements. New York State subchapter S corporations are not fully exempt from New York State Corporation tax and in certain circumstances, will pay tax at the corporate rate reduced by the highest individual rate. The amount of New York State tax was not material for the year ended December 31, 2001.

(j)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reported period. Actual results could differ from those estimates.

(k)	Recently Issued Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued statements of Financial Accounting Standards No. 141. Business Combinations (SFAS 141) and No. 142 Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with maximum life). The Company has determined that the adoption of the provisions of SFAS 142 will have no impact on its results of operations, cash flows, or financial position as the Company does not have any goodwill or intangible assets.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (SFAS 144). This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 will be effective for financial statements of fiscal years beginning after December 15, 2001. The Company expects to adopt this statement for the fiscal year ending December 31, 2002, and does not anticipate that it will have an impact on the Company’s results of operations, cash flows, or financial position because the impairment assessment under SFAS 144 is largely unchanged from the way the Company currently assesses impairment.

In May 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No 13, and Technical Corrections (SFAS No. 145). SFAS No. 145 primarily requires that gains or losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria of APB Opinion No. 30 and is effective for fiscal years beginning after May 15, 2002. The implementation of this accounting pronouncement is not expected to have an impact on the Company’s results of operations, cash flows, or financial position.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Notes to Financial Statements

December 31, 2001

In July 2002, the FASB issued Statement 146 Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)”. The principal difference between SFAS 146 and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity’s commitment to an exit plan. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company has determined this new standard will have no effect on its results of operations, cash flows, or financial position.

(3)	Property, Equipment, and Leasehold Improvements

Property, equipment, and leasehold improvements consists of the following:

	December 31, 2001	Estimated useful life in years
Property and equipment	$386,545	3-5
Leasehold improvements	182,135	Lesser of lease term or estimated useful life

	568,680
Less accumulated depreciation and amortization	132,982

	$435,698

Depreciation and amortization expense for the year ended December 31, 2001 amounted to $74,453.

(4)	Line of Credit

The Company has a secured line of credit agreement with a financial institution, which expired in February 2002. The credit agreement provided for a $500,000 line of credit. Interest on the loan balance was payable monthly at the prime rate, (4.75% at December 31, 2001) plus 1%. As of December 31, 2001, $255,000 of the bank line of credit was outstanding. The facility was collateralized by all of the Company’s assets and was guaranteed by the Company’s stockholder. In addition, the Company was required to abide by certain financial covenants.

Effective April 25, 2002, the Company entered into a line of credit with another financial institution, which priovided the Company with a line of credit of $900,000. This line of credit bears interest of prime rate plus 1% is collateralized by all of the Company’s assets, is guaranteed by the Company’s stockholder, and expired on July 1,2002. In addition, the Company was required to abide by certain financial covenants.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Notes to Financial Statements

December 31, 2001

(5)	Capital Lease Obligation

Capital lease obligation consists of the following:

Year ending December 31:
2002	$17,065
2003	17,065
2004	12,799

Total minimum lease payments	46,929
Less amount representing interest at 11%	(5,147)

Net minimum lease payments	41,782
Less current portion of obligation under capital lease	(17,065)

Long-term obligation under capital lease	$24,117

(6)	Accrued Expenses

Accrued expenses as of December 31, 2001 consisted of $204,197 in accrued compensation expense and $8,560 in accrued vacation expense.

(7)	Commitments and Contingencies

(a)	Real Estate Leases

The Company leases its primary office facility on a month-to-month basis from a company owned by the sole stockholder. It also leases certain storage facilities from an unrelated party under a noncancelable operating lease. The minimum annual lease payments under this storage facility lease are as follows:

Year ending December 31:
2002	$9,333
2003	9,612
2004	10,053
2005	2,532

$31,530

Rental expense under the operating leases for the period ended December 31, 2001, was approximately $250,000 of which approximately $240,000 was to the Company owned by the sole stockholder.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Notes to Financial Statements

December 31, 2001

(b)	Equipment Leases

The Company has entered into operating leases for copier and computer equipment, which expire in various years through 2004. These leases require minimum annual lease payments, exclusive of contingent rental charges for excess usage charges, as follows:

Year ending December 31:
2002	$116,597
2003	103,400
2004	15,430
2005	746

$236,174

Rental expense under the operating leases was approximately $130,000 for the period ended December 31, 2001.

(c)	Defined Contribution Plan

Effective January 1, 2000, the Company established a defined contribution plan (401k) for substantially all employees with a minimum of three months of service. Employees can contribute from 1% to 15% of their gross salaries limited to Internal Revenue Service regulations. Contributions by the Company are discretionary. The Company made contributions to the plan of approximately $31,600 for the year ended December 31, 2001.

(d)	Regulation and Compliance

Certain aspects of the Company’s business are subject to laws and regulations of Federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters related to licensure and the accreditation of the Company’s network of independent physician examiners. The Company believes it is in substantial compliance with these laws and regulations.

(8)	Subsequent Event

On October 23, 2002, the Company entered into a definitive agreement to be acquired by Hooper Holmes, Inc.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Balance Sheet

(Unaudited)

September 30, 2002

Assets
Current assets:
Cash and cash equivalents	$816,445
Accounts receivable, net of allowance for doubtful accounts of $100,000	2,818,410
Prepaid expenses	19,489

Total current assets	3,654,344

Property, equipment, and leasehold improvements—at cost, less accumulated depreciation and amortization of $207,118	449,049

$4,103,393

Liabilities and Stockholder’s Equity
Current liabilities:
Current maturities of capital lease obligation	17,065
Accounts payable	1,531,947
Accrued expenses and other liabilities	489,481

Total current liabilities	2,038,493
Long-term capital lease obligation, net of current maturities	13,322

Total liabilities	2,051,815

Commitments and contingencies

Stockholder’s equity:
Common stock, no par value; 200 shares authorized, issued and outstanding	10
Retained earnings	2,051,568

2,051,578

$4,103,393

See accompanying notes to unaudited financial statements.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Statement of Income

(Unaudited)

Nine Months Ended September 30, 2002

Revenues	$23,538,583

Cost of revenues	13,960,411

Gross profit	9,578,172

Selling, general, and administrative expenses,	7,039,249

Operating income	2,538,923

Other income (expense):
Interest income	5,037
Interest expense	(2,986)

Net earnings	$2,540,974

See accompanying notes to unaudited financial statements.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Statement of Cash Flows

(Unaudited)

Nine months ended September 30, 2002

Cash flows from operating activities:
Net earnings	$2,540,974
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	74,196
Changes in operating assets and liabilities:
Increase in accounts receivable	(199,806)
Increase in prepaid expenses and other current assets	(17,534)
Decrease in accounts payable and other current liabilities	(24,006)

Net cash provided by operating activities	2,373,824

Cash flows from investing activities:
Acquisitions of property and equipment	(87,547)

Net cash used in investing activities	(87,547)

Cash flows from financing activities:
Borrowings (repayments) on bank line of credit, net	(255,000)
Payments made under capital lease obligation	(11,395)
Stockholder distributions	(1,208,321)

Net cash used in financing activities	(1,474,716)

Net increase in cash and cash equivalents	811,561
Cash and cash equivalents at beginning of year	4,884

Cash and cash equivalents at end of year	$816,445

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2,986
Income taxes	$—

See accompanying notes to unaudited financial statements.

684 ASSOCIATES, LTD. D/B/A
D & D ASSOCIATES

Notes to Unaudited Financial Statements
September 30, 2002

Note 1:    Basis of Presentation

The financial information included herein is unaudited however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

The interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s financial statements for the year ended December 31, 2001.

The results of operations for the nine months ended September 30, 2002 are not necessarily indicative of the results to be expected for the full year.

Note 2:    Subsequent Event

On October 31, 2002, Hooper Holmes, Inc, completed the acquisition of the stock of the Company, a provider of Independent Medical Examinations, for approximately $38 million in cash.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following presents certain unaudited pro forma condensed consolidated financial information of the Company for the periods as indicated. The unaudited pro forma condensed consolidated financial information give effect to the D&D acquisition which occurred on October 31, 2002, as if such transaction had occurred on January 1, 2001 for purposes of the pro forma statements of income for the year ended December 31, 2001 and the nine-month period ended September 30, 2002, and on September 30, 2002 for purposes of the pro forma balance sheet as of September 30, 2002. The pro forma financial information was prepared using the assumptions described below and in the related notes thereto.

The unaudited pro forma condensed consolidated financial information reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma financial information does not purport to represent the Company’s results of operations or financial position that would have resulted had the transactions to which pro forma effect is given been consummated as of the dates or for the periods indicated. In preparing the pro forma financial information, the Company believes it has utilized reasonable methods to conform the basis of presentation. The D&D acquisition has been accounted for herein under Statement of Financial Accounting Standards No. 141 and 142, related to business combinations. Certain estimated fair values for intangible assets are based on the preliminary results of third party appraisals, which are still being finalized.

For purposes of the unaudited pro forma condensed consolidated statements of income, the Company’s historical statement of income for the year ended December 31, 2001 was combined with D&D’s historical statement of income for the fiscal year ended December 31, 2001. In addition, the Company’s unaudited historical statement of income for the nine-month period ended September 30, 2002 was combined with D&D’s unaudited historical statement of income for the same period. D&D was a subchapter S corporation and therefore recorded no tax expense. An estimate has been recorded in the D&D actual results to assume federal and state income taxes were provided for at the statutory rates. No deferred taxes for historical D & D activities have been considered.

The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements of Hooper Holmes and D&D and with other financial information pertaining to the Company including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference elsewhere in this Prospectus.

HOOPER HOLMES, INC.

Notes to Unaudited Pro Forma
Condensed Consolidated Financial Information
(dollars in thousands)

Overview

The D&D acquisition was consummated by the Company as of October 31, 2002 as a stock purchase. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the excess of the purchase price over the fair value of identifiable net tangible and intangible assets acquired, representing goodwill, is included in intangible assets. The consideration and allocation of the purchase price are summarized below

Purchase Price Consideration:
Cash	$38,000

Allocation of Purchase Price:
Cash	$817
Accounts receivable (1)	2,818
Other assets	20
Property, plant and equipment (2)	449
Intangible Assets (3)	18,220
Goodwill (4)	17,728
Accounts payable	(1,532)
Accrued expenses and other liabilities assumed	(520)

$38,000

1)	Accounts Receivable acquired from D&D was recorded at their D&D carrying value of $2,818, as it approximates fair value.

2)	Property, plant and equipment is recorded at the net book value of the assets as acquired from D&D, as it approximates fair value.

3)	Intangible assets include the following components:

Customer relationships (15 year estimated life)	$15,000
Physician network (10 year estimated life)	420
Tradename (20 year estimated life)	2,000
Covenant not to compete (5 year estimated life)	800

$18,220

These values are based on the preliminary results of third party appraisals, which are still being finalized.

4)	Goodwill will not be amortized but will be tested for impairment periodically.

HOOPER HOLMES, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Income
For the Year Ended December 31, 2001
(dollars in thousands)

	Historical		D&D Pro Forma Adjustments		Pro Forma Consolidated
	Hooper Holmes
		D&D
Revenues	$245,185	$24,985	$—		$270,170
Cost of operations	175,282	16,267	—		191,549

Gross profit	69,903	8,718	—		78,621

Selling, general and administrative expenses	45,792	7,512	1,302	(1)	50,698
			(3,908	)(2)

Operating income	24,111	1,206	2,606		27,923

Other income (expense)
Interest expense	(204)	(10)	—		(214)
Interest income	3,290	13	(2,204	)(3)	1,099
Other income, net	(1,273)	—	—		(1,273)

	1,813	3	(2,204)		(388)

Income before income taxes	25,924	1,209	402		27,535
Income taxes	10,677	498	118	(4)	11,293

Net income	$15,247	$711	$284		$16,242

Net income per share
Basic	0.23				0.25
Diluted	$0.23				$0.24

Weighted average number of shares:
Basic	64,896				64,896
Diluted	67,618				67,618

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

HOOPER HOLMES, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Income
For the Nine Months Ended September 30, 2002
(dollars in thousands)

	Historical		D&D Pro Forma Adjustments		Pro Forma Consolidated
	Hooper Holmes
		D&D
Revenues	$192,096	$23,539	$—		$215,635
Cost of operations	136,662	13,961	—		150,623

Gross profit	55,434	9,578	—		65,012

Selling, general and administrative expenses	33,588	7,039	976	(1)	37,807
			(3,796	)(2)
Loss on investment	6,750	—	—		6,750

Operating income	15,096	2,539	2,820		20,455

Other income (expense)
Interest expense	(86)	(3)	—		(89)
Interest income	1,928	5	(975	)(3)	956
Other income, net	(553)	—	—		(553)

	1,287	2	(975)		314

Income before income taxes	16,383	2,541	1,845		20,769
Income taxes	6,514	1,016	778	(4)	8,308

Net income	$9,869	$1,525	$1,067		$12,461

Net Income per share
Basic	0.15				0.19
Diluted	$0.15				$0.18

Weighted average number of shares:
Basic	64,990				64,990
Diluted	67,544				67,544

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to Unaudited Pro forma Condensed Consolidated Statements of Income

		Year Ended December 31, 2001	Nine Month Period Ended September 30, 2002
		debit (credit) (in thousands)
(1)	Adjustment to amortization expense for intangible assets. Intangible assets are being amortized on a straight line basis over the estimated useful lives, which are 5–20 years	$1,302	$976

(2)	Adjustment to change historical compensation paid to D&D principals under its S Corporation structure to compensation levels to be paid by Hooper Holmes pursuant to contracts entered into in connection with the acquisition.	$(3,908)	$(3,796)

(3)	Adjustment to eliminate historical interest income on cash balances used by Hooper Holmes to fund the acquisition (3.4% rate assumed for 2002, and 5.8% for 2001).	$2,204	$975

(4)	Represents the income tax effect on additional amortization, reduced interest income, and reduced interest expense. The combined effective income tax rates of approximately 40% and 41%, for the nine-month period ended September 30, 2002, and the year ended December 31, 2001, respectively, are consistent with Hooper Holmes’ historical rates.	$118	$778

Hooper Holmes, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2002
(dollars in thousands)

	Historical
	Hooper Holmes	D&D	D&D Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$41,645	$816	$(38,000	)(1)	$4,461
Marketable securities	33,839	—	—		33,839
Accounts receivable	25,909	2,818	—		28,727
Other current assets	6,587	20	—		6,607

Total current assets	107,980	3,654	(38,000)		73,634
Net property, plant and equipment	8,242	449	—		8,691
Goodwill	94,938	—	17,780	(2)	112,718
Intangible assets, net	10,747	—	18,220	(3)	28,967
Other assets	3,495	—	—		3,495

Total assets	$225,402	$4,103	$(2,000)		$227,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable	$143	$—	$—		$143
Accounts payable	8,369	1,532	—		9,901
Accrued expenses	8,718	558	—		9,276

Total current liabilities	17,230	2,090	—		19,320
Deferred income taxes	2,030	—	—		2,030
Minority interest	763	—	—		763
Other long term liabilities	652	13	—		665
Long term debt	3,382	—	—		3,382

Total liabilities	24,057	2,103	—		26,160
Total stockholders’ equity	201,345	2,000	(2,000	)(4)	201,345

Total liabilities and stockholders’ equity	$225,402	$4,103	$(2,000)		$227,505

(1)	To record cash paid of $38 million.
(2)	To record acquired goodwill
(3)	To record acquired intangible assets. These adjustments are based on the preliminary results of third party appraisals which are still being finalized.
(4)	To reflect the elimination of D & D historical stockholders’ equity.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the report to be signed on its behalf by the undersigned thereunto duly authorized.

Hooper Holmes, Inc.

By:	/s/ FRED LASH

Fred Lash
Senior Vice President,
Chief Financial Officer &
Treasurer

Date: December 30, 2002

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG LLP